UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 28, 2009

VISTEON CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-15827	38-3519512
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of Principal Executive Offices)	(Zip Code)
(800) VISTEON
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Contract.
On May 28, 2009, Visteon Corporation, a Delaware corporation (the “Company”), entered into a commitment letter with Ford Motor Company (“FMC”) (the “DIP Commitment”), pursuant to which, among other things, FMC agreed, subject to the terms and conditions set forth therein, to provide no less than $125 million of financing under the terms of a senior, super-priority debtor-in-possession revolving credit facility to the Company and each of its domestic subsidiaries (collectively, the “Debtors”) as debtors and debtors in possession under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (the “DIP Facility”). The terms of the DIP Facility, including the aggregate size thereof and permitted uses thereof, remain subject to contingencies, including receipt of commitments from customers of the Debtors other than FMC to participate in the DIP Facility. The DIP Commitment is subject to significant conditions, including, among other things, the execution and delivery of definitive documents acceptable to FMC, agreement on a budget acceptable to FMC as to permitted uses of the DIP Facility and other customary lending conditions that will be set forth in such definitive agreements. Prior to entering into any definitive agreements relating to the facility, the Debtors will be required to obtain the approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The DIP Commitment expires on June 30, 2009.
Item 1.03 Bankruptcy or Receivership.
On May 28, 2009, the Debtors filed voluntary petitions in the Bankruptcy Court seeking reorganization relief under the provisions of Chapter 11 of the Bankruptcy Code (Consolidated Case No. 09-11786) (collectively, the “Cases”). The Cases have been assigned to the Honorable Christopher S. Sontchi and are being jointly administered.
The Debtors continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.
A copy of the press release dated May 28, 2009, announcing the bankruptcy filing is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The filing of the Cases created an event of default under each of the Company’s debt instruments listed below:
•	Term Loan Credit Facilities. The Company’s Amended and Restated Credit Agreement dated April 10, 2007, provides for (1) a $1.0 billion term loan due June 13, 2013 and (2) a $500 million term loan due December 13, 2013 (the “Term Loan Credit Facilities”). The Term Loan Credit Facilities are secured by first priority liens on certain assets of the Company and certain of its foreign subsidiaries, intellectual property, foreign intercompany debt, capital stock of foreign stock holding companies and 65% of the capital stock of certain of its foreign subsidiaries (collectively, the “Term Loan Priority Collateral”), as well as a second priority lien on substantially all other assets of the Company and its domestic subsidiaries. Upon the filing of the Cases, the outstanding principal of all loans, accrued interest thereon and other obligations of the Company under the Term Loan Credit Facilities became immediately due and payable without any action on the part of the administrative agent or the lenders.

•	ABL Credit Facility. The Company’s Credit Agreement dated August 14, 2006 (the “ABL Credit Facility”), provides for available borrowings of up to $350 million, depending on various factors including outstanding letters of credit, the amount of eligible receivables, inventory and property and equipment. The ABL Credit Facility is secured by a first priority lien on certain assets of the

Company and its domestic subsidiaries and their equity interests, domestic intercompany debt, aircrafts, certain cash accounts and any real property owned or leased by the Company and its domestic subsidiaries as well as a second priority lien on the Term Loan Priority Collateral. Upon the filing of the Cases, the lenders’ obligation to loan additional money to the Company terminated and the outstanding principal of all loans, accrued interest thereon and other obligations of the Company under the ABL Credit Facility became immediately due and payable without any action on the part of the administrative agent or the lenders. The current principal amount outstanding under the ABL Credit Facility (including letters of credit issued thereunder) is approximately $147 million.

•	8.25% Notes due August 1, 2010. Under the terms of the 8.25% Notes, the trustee or the holders of not less than 25% in aggregate principal amount of all of the securities outstanding under the indenture governing the 8.25% Notes (voting as a single class) may declare the entire principal amount of such securities immediately due and payable upon written notice to the Company as a result of the filing of the Cases. The current principal amount outstanding under the 8.25% Notes is approximately $206 million.

•	7.00% Notes due March 10, 2014. Under the terms of the 7.00% Notes, the trustee or the holders of not less than 25% in aggregate principal amount of all of the securities outstanding under the indenture governing the 7.00% Notes (voting as a single class) may declare the entire principal amount of such securities immediately due and payable upon written notice to the Company as a result of the filing of the Cases. The current principal amount outstanding under the 7.00% Notes is approximately $450 million.

•	12.25% Notes due December 31, 2016. Under the terms of the 12.25% Notes, the entire principal amount of the 12.25% Notes outstanding became immediately due and payable without any action on the part of the trustee or the note holders as a result of the filing of the Cases. The current principal amount outstanding under the 12.25% Notes is approximately $206 million.
The ability of the creditors of the Debtors to seek remedies to enforce their rights under the credit facilities described above is stayed as a result of the filing of the Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.
Item 7.01 Regulation FD Disclosure
Additional information about the Debtors’ Chapter 11 filing, is available on the Internet at www.visteon.com/reorganization. Court filings and claims information are available at www.kccllc.net/Visteon. The Company expects to begin submitting monthly operating reports to the Bankruptcy Court in July 2009 and also plans to make these monthly reports through the Investor Relations section of www.visteon.com. The Company will continue to file quarterly and annual reports with the Securities and Exchange Commission, which will also be available in the Investor Relations section of www.visteon.com.
Item 8.01 Other Events.
On May 29, 2009, the Company issued a press release announcing the approval of certain first-day motions by the Bankruptcy Court, including, without limitation, approval of an interim order authorizing the use by the Debtors of their cash collateral, subject to certain specified terms and conditions, orders authorizing payment of suppliers and employees as well as orders authorizing continued service to customers and maintenance of customer programs. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated May 28, 2009.

99.2	Press Release dated May 29, 2009.
Forward Looking Information
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to,
•	the potential adverse impact of the Chapter 11 proceedings on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings;

•	our ability to maintain adequate liquidity to fund our operations during the Chapter 11 proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor-in-possession and “exit” financing; maintaining normal terms with our vendors and service providers during the Chapter 11 proceedings and complying with the covenants and other terms of our financing agreements;

•	our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

•	conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s vehicle production volumes, (ii) the financial condition of our customers or suppliers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers or work stoppages at our customers or suppliers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress or work stoppages;

•	general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•	increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•	those factors identified in our filings with the Securities and Exchange Commission (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2008).
The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about our Chapter 11 filing on the Internet at www.visteon.com/reorganization. Court filings and claims information are available at www.kccllc.net/visteon. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this Current Report on Form 8-K, and which we assume no obligation to update.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
June 3, 2009	By:	/s/ William G. Quigley, III
		Name:	William G. Quigley III
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 28, 2009.

99.2	Press Release dated May 29, 2009.